Exhibit 4.5

Cal-Maine Foods, Inc. KSOP Trust, as amended and restated, effective April 1, 2012

CAL-MAINE FOODS, INC.

KSOP TRUST AGREEMENT

CAL-MAINE FOODS, INC.

KSOP TRUST AGREEMENT

THIS AGREEMENT, between CAL-MAINE FOODS, INC., hereinafter referred to as “Company” and SunTrust Bank, the Directed Trustee, hereinafter referred to as “Trustee”.

WITNESSETH:

WHEREAS, it is the policy of the Company to so finance and conduct its operations as to enable its employees and employees of any participating affiliates to acquire through an Employee Stock Ownership Plan equity ownership in the Company and allows Employees to make salary deferral contributions through a Savings and Investment Plan; and

WHEREAS, the Company desires to amend, restate and merge the Cal-Maine Foods, Inc. Employee Stock Ownership Trust Agreement and the Trust assets of the Cal-Maine Foods, Inc. Savings and Investment Plan Trust as the Cal-Maine Foods, Inc. KSOP Trust Agreement; and

WHEREAS, the Company has adopted the “Cal-Maine Foods, Inc. KSOP”, hereinafter referred to as the “Plan”, effective as of April 1, 2012; and

WHEREAS, the Company has designated the Plan and this Trust as constituting part of a plan intended to qualify under Section 401(a) of the Internal Revenue Code;

NOW, THEREFORE, the parties hereto do hereby amend, restate and merge the Cal-Maine Foods, Inc. Employee Stock Ownership Trust and the Cal-Maine Foods, Inc. Savings and Investment Plan Trust as the Cal-Maine Foods, Inc. KSOP Trust Agreement and agree that the following shall constitute the Trust Agreement of the merged Trusts:

A.           The Trust Assets.

(1)         Contributions shall be paid to the Trustee, from time to time, in accordance with the Plan. All Contributions hereafter made and all investments thereof together with all accumulations, accruals, earnings and income with respect thereto shall be held by the Trustee in trust hereunder as the Trust Assets. The Company and the Trustee shall establish reasonable procedures for making and accepting contributions to the Fund. The Trustee shall accept any contributions paid to it in accordance with such procedures, except that the Trustee may refuse to accept (i) any contribution which it reasonably believes is not made in accordance with such procedures and (ii) any non-cash assets which either are not acceptable to the Trustee or the acceptance of which the Trustee reasonably believes would constitute a prohibited transaction under ERISA or the Code. The Trustee shall not be responsible for the amount or the collection of any contributions to the Fund or for determining whether such contributions are made in accordance with the Plan, ERISA or the Code and such responsibility shall be borne solely by the Company.

The Employee Stock Ownership Plan portion of the Trust Assets shall be invested in Company Stock and Qualifying Employer Securities. The Safe Harbor Non-Elective Contributions shall be initially invested in Company Stock and Qualifying Employer Securities pursuant to the provisions of the Cal-Maine Foods, Inc. KSOP. All other Trust Assets received by the Trustee will be invested pursuant to the investment elections made by Members. The Trustee shall not be responsible for the operation or administration of the Plan, maintaining any records of Members’ Accounts under the Plan; provided, if the Company and the Trustee agree, the Trustee shall perform such recordkeeping functions as set forth in a separate recordkeeping agreement between the Company and the Trustee, or the computation of or collection of Contributions, but shall hold, invest, reinvest, manage, administer and distribute the Trust Assets as provided herein for the exclusive benefit of Members, retired Members and their Beneficiaries.

(2)         Unless otherwise directed by the Company or the Committee provided for in the Plan (hereinafter referred to as the “Committee”), the Trustee shall hold, invest and administer the Trust Assets as a single Trust fund without identification of any part of the Trust Assets with or allocation of any part of the Trust Assets to the Company or to any affiliate of the Company designated by it as a participating Employer under the Plan or to any Member or group of Members of the Company or of any such affiliate of their Beneficiaries.

(3)         All of the Trustee’s rights, powers, authorities, duties and responsibilities of any kind or description whatsoever respecting the Fund shall be solely and exclusively as expressly stated and in this Trust Agreement. No right, power, authority, duty or responsibility of any kind or description whatsoever respecting the Fund or the Plan shall be attributed to the Trustee on account of any ambiguity or inference which might be interpreted by any person to exist in the terms of this Trust Agreement.

B.           Investment.

(1)         The Employee Stock Ownership Plan portion of the trust assets is designed to be invested primarily in Company Stock and shall remain invested without distinction between principal and income in Company Stock or Qualifying Employer Securities in accordance with the terms of the Plan and this Agreement. The Safe Harbor Non-Elective Contribution shall be initially invested in Company Stock or Qualifying Employer Securities. No more than forty-nine percent (49%) of the Employee Stock Ownership Plan portion of the trust assets shall be invested in Qualifying Employer Securities.

(2)         The Plan assets shall be invested as directed by the Members in the Investment Funds selected by the Committee. The Trustee shall follow the instructions of the Committee with regard to the selection, retention and replacement of Investment Funds. As long as the Plan Members or their beneficiaries may direct investments, the Trustee will invest the Trust Fund pursuant to the terms of the Plan and the investment directions of an authorized signer for the Plan. Each Member or Beneficiary shall make investment elections in the manner determined by the Committee. With regard to the Employee Stock Ownership portion of the Trust, the Trustee shall purchase or sell shares of Company Stock and Qualifying Employer Securities, including shares of stock of any classification issued by any subsidiary or affiliate of the Company, pursuant to direction from an authorized signer for the Plan. The Trustee shall have no obligation whatsoever to seek or request any such direction from an authorized signer for the Plan, nor shall the Trustee have any power or authority to dispose of any Company Stock or Qualifying Employer Securities acquired pursuant to such direction unless directed by an authorized signer for the Plan. The Trustee shall, subject to limitations hereinafter set forth, be under a duty to comply with any such direction when given, but shall have no responsibility whatsoever in connection with any such purchase, retention or sale, other than compliance with such direction.

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(3)         In the event the Trustee invests any part of the Fund, pursuant to the directions of an authorized signer for the Plan, in any securities issued or guaranteed by the Company or any subsidiary or affiliate of the Company, and an authorized signer for the Plan thereafter directs the Trustee to dispose of such investment, or any part thereof, under circumstances which, in the opinion of counsel for the Company require registration of the securities under the Securities Act of 1933 and/or qualification of the securities under the Blue Sky laws of any state or states, then the Company, at its own expense, will take or cause to be taken any and all such action as may be necessary or appropriate to effect such registration and/or qualification.

C.           Trustee’s Powers.

As directed by an authorized signer for the Plan, the Trustee shall have the authority and power to:

(1)         Sell, transfer, mortgage, pledge, lease or otherwise dispose of, or grant options with respect to any securities or other property in the Trust at public or private sale;

(2)         Vote any stock, including Company Stock and Qualifying Employer Securities as prescribed in Paragraph D of this Agreement, bonds or other securities held in the Trust, or otherwise consent to or request any action on the part of the issuer in person or by proxy;

(3)         Give general or specific proxies or powers of attorney with or without powers of substitution;

(4)         Participate in reorganizations, recapitalization, consolidations, mergers and similar transactions with respect to Company Stock and Qualifying Employer Securities or any other securities;

(5)         Deposit such Company Stock and Qualifying Employer Securities or other securities in any voting trust, with any protective or like committee, or with the Trustee or with depositories designated thereby.

(6)         Exercise any options, subscriptions rights and conversion privileges;

(7)         Sue, defend, compromise, arbitrate or settle any suit or legal proceeding or any claim due it or on which it is liable.

(8)         Contract or otherwise enter into transactions between itself as Trustee and the Company, its subsidiaries and shareholders of any of them;

(9)         Perform all acts which the Trustee shall deem necessary and appropriate and exercise any and all powers and authority of the Trustee under this Agreement;

(10)        Exercise any of the powers of an owner, with respect to such Company Stock and other securities or other property comprising the Trust Assets. Either the Company or the Committee may authorize the Trustee to act on any matter or class of matters with respect to which direction or instruction to the Trustee by the Committee is called for hereunder without specific direction or other instruction from the Committee.

(11)        To invest all, or any part of the assets of the Fund in any common, collective , or group trust fund which is maintained under Code 584 or Revenue Ruling 81-100, 1981-1 C.B. 326, by the Trustee or any bank which is a member of an “affiliated group” (as that term is defined in Code Section 1504) with the Trustee, the provisions of which common, collective or group trust fund upon such investment shall automatically be adopted and made a part of this Trust Agreement for the period such investment is made in such common, collective or group trust fund;

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(12)        To make such other investments as the Trustee in its discretion shall deem best without regard to any law now or hereafter in force (other than ERISA) limiting the investments of trustees or other fiduciaries.

(13)        Notwithstanding any contrary provisions of this Trust Agreement, the Trustee may appoint a subsidiary of the Trustee to manage (including the power to acquire and dispose of) any assets held by the Trustee under this Trust Agreement, to such extent and upon such terms as the Trustee deems best, provided (i) such manager is registered as an investment adviser under the Investment Advisers Act of 1940, (ii) such manager acknowledges in writing to the Trustee at the time of such appointment that such manager is a fiduciary with respect to the Plan, and (iii) the Trustee shall remain responsible for the actions of such investment manager to the same extent as if such actions were performed by the Trustee.

(14)        To deposit any stock, bond or other security in any depository or other similar institution and to register any stock, bond or other security in the name of any nominee, without the addition of words indicating that such security is held in a fiduciary capacity, but accurate records shall be maintained showing that such security is a Fund asset and the Trustee shall be responsible for the acts of such depository or nominee;

(15)        To hold cash (including, without limitation, in non-interest bearing accounts) in such amounts and for such time as may be in its opinion reasonable for the proper management of the Fund;

(16)        The Trustee shall not be required to make any inventory or appraisal or report to any court, nor to secure any order of court for the exercise of any power contained in this Trust Agreement, and shall not be required to give bond (except as required by ERISA).

(17)        The Trustee shall not be required to make any inventory or appraisal or report to any court, nor to secure any order of court for the exercise of any power contained in this Trust Agreement, and shall not be required to give bond (except as required by ERISA).

D.           Voting Rights and Provisions.

(1)         Each Member (or, in the event of his death, his beneficiary) shall have the right to direct the Committee or Trustee as to the manner in which whole and partial shares of Company Stock and Qualifying Employer Securities allocated to his Company Stock Account as of the record date are to be voted on each matter brought before an annual or special shareholders meeting. Before each such meeting of shareholders, the Committee or Trustee shall furnish to each Member (or beneficiary) a copy of the proxy solicitation material together with a form requesting directions on how many shares of Company Stock and Qualifying Employer Securities allocated to such Member’s account shall be voted on each such matter. On timely receipt of such directions, the Committee shall instruct the Trustee on how the Trustee shall, on each such matter, vote as directed the number of shares (including fractional shares) of Company Stock and Qualifying Employer Securities allocated to such Member’s Company Stock Account, and the Committee or Trustee shall have no discretion in such matter. The directions received by the Committee or Trustee from Members shall be held in confidence and shall not be divulged or released to any person, including officers or employees of the Company. Notwithstanding the above, in the event that a going private transaction requires a vote of shareholders, the Trustee shall vote allocated shares for which it has not received direction and unallocated shares of Company Stock and Qualifying Employer Securities in the same proportion that directed shares are voted, and shall have no discretion in such matter.

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(2)         If a tender or change offer is commenced for Company Stock and Qualifying Employer Securities:

(i)          The Committee or Trustee shall distribute in a timely manner to each Member (or beneficiary) such information as is distributed to holders of stock in connection with the tender or exchange offer.

(ii)         All Company Stock and Qualifying Employer Securities held by the Trustee in Members’ Company Stock Accounts shall be tendered or not tendered by the Trustee in accordance with directions it received from Members (or beneficiaries). Each Member (or beneficiary) shall be entitled to direct the Committee or Trustee with respect to the tender of such Company Stock and Qualifying Employer Securities allocated to his account. Instructions received by the Committee or Trustee from Members (or beneficiary) shall be held by the Committee or Trustee in confidence and shall not be divulged or released to any person including officers or employees of the Company.

(iii)        The Trustee shall not tender Company Stock and Qualifying Employer Securities allocated to Members’ Company Stock Accounts with respect to which directions by Members (or beneficiaries) are not received or Company Stock and Qualifying Employer Securities held by the Trustee that is not allocated to Members Company Stock Accounts.

(3)         The Committee or Trustee shall make no recommendations regarding the manner of exercising any rights under this Paragraph D, including whether or not such rights should be exercised, other than information released to all shareholders pursuant to a Company-sponsored proxy statement.

E.           Nominees.

The Trustee may register any securities or other property held by it hereunder in its own name or in the name of its nominees with or without the addition of words indicating that such securities are held in a fiduciary capacity, and may hold any securities in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

F.           Records.

The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection by any person designated by the Committee or the Company at all reasonable times. The Trustee shall maintain such records, make such computations (except as concerns Employer and Employee Contributions), and perform such ministerial acts as the Committee may, from time to time, request.

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G.           Reports.

(1)         The Trustee shall keep accurate and detailed records and accounts of all investments, receipts, and disbursement, and other transactions involving assets of the Trust Fund, and all records, books, and accounts relating to the Trust Fund shall be open to inspection by any person designated by the Committee at all reasonable times.

(2)         In addition to the annual valuation reports, the Trustee shall also furnish the Committee such other information as the Trustee may possess and as may be necessary for the Committee to comply with the reporting requirements of ERISA, the Securities and Exchange Commission or other governmental agency. The Trustee shall make such other reports as may be agreed upon with the Committee. No other person or entity may require an accounting of the Trustee.

(3)         The Trustee shall retain its records relating to the Trust as long as necessary for the proper administration of the Trust Fund and at least for any period required by ERISA or other applicable law.

(4)         The Trustee agrees to maintain a backup on all data in its possession related to the Plan and the Trust on a separate network and in a separate geographic location (to reduce the risk of an event occurring in one region of the country affecting the ability of the Trustee to perform its duties under this Agreement. The backup data and separate network will be reasonably available to the Trustee to process Plan transactions upon the inability of the Trustee to process Plan transactions through its primary source.

H.           Distributions.

(1)         The Trustee shall make distributions from the Trust at such times and in such number of shares of Company Stock and amounts of cash to or for the benefit of the persons entitled thereto under the Plan as an authorized signer for the Plan directs. Any undistributed part of a Member’s Benefit shall be retained in the Trust until an authorized signer for the Plan directs its distribution. Where distribution is directed in Company Stock, the Trustee shall request the transfer agent to cause an appropriate certificate to be issued to the person entitled thereto and mailed to the address furnished to the Trustee by the Committee. Any portion of a Member’s Plan Benefit to be distributed in cash shall be paid by the Trustee, mailing its check to the same person at the same address. If a dispute arises as to who is entitled to or should receive any benefit or payment, the Trustee may withhold or cause to be withheld such payment until the dispute has been resolved.

(2)         As directed by an authorized agent for the Plan, the Trustee shall make payments out of the Trust Assets. Such directions or instructions need not specify the purpose of the payments so directed, and the Trustee shall not be responsible in any way respecting the purpose or propriety of such payments.

(3)         No distribution or payment under this Agreement to any Member or his Beneficiary under the Plan shall be subject in any manner to anticipation, sale, transfer, assignment or encumbrance, whether voluntary or involuntary, and no attempt so to anticipate, sell, transfer, assign, or encumber the same shall be valid or recognized by the Trustee, nor shall any such distribution payment be in any way liable for, or subject to, the debts, contracts, liabilities or torts of any person entitled to such distribution or payment, except to such an extent as may be ordered under a qualified Domestic Relations Order, as provided for in the Plan. If the Trustee is notified by the Committee that such a Member or Beneficiary has been adjudicated bankrupt or has purposed to anticipate, sell, transfer, assign or encumber any such distribution or payment, voluntarily or involuntarily, the Trustee shall if so directed by the Committee, hold or apply such distribution payment or any part thereof to or for the benefit of such Member or Beneficiary in such manner as the Committee shall direct.

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(4)         In the event that any distribution or payment directed by an authorized signer for the Plan shall be mailed by the Trustee to the person specified in such direction at the latest address of such person filed with the Committee, and shall be returned to the Trustee because such person cannot be located at such address, the Trustee shall promptly notify the Committee of such return. The Trustee shall have no responsibility to search for or ascertain the whereabouts of any Member or Beneficiary. The Committee shall attempt to locate the Member or Beneficiary and shall advise the Trustee if a new address is obtained.

(5)         The Plan Trustee shall have the primary responsibility for the withholding of income taxes from Plan distributions, and for the payment of withheld income taxes on Plan distributions to the Internal Revenue Service.

I.           Signatures.

All communications required hereunder from the Company or the Committee to the Trustee shall be in writing, signed by an officer of the Company or a person authorized by the Committee to sign on its behalf. The Committee shall authorize one or more hereunder between the Committee and the Trustee advised of the names and specimen signatures of all members of the Committee and the individuals authorized to sign on behalf of the Committee. The Trustee shall be fully protected in relying on any such communication and shall not be required to verify the accuracy or validity thereof unless it has reasonable grounds to doubt the authenticity of any signature. If after request the Trustee does not receive instructions from the Committee on any matter in which instructions are required hereunder, subject to the provisions of Paragraph D hereof, the Trustee shall act or refrain from acting as it may determine. All communications required hereunder from the Trustee shall be in writing, signed by the Trustee.

J.           Expenses.

The Trustee and the Committee may employ suitable agents and counsel who may be counsel for the Company. The expenses incurred by the Trustee and the Committee in the performance of their duties hereunder and all other proper charges, expenses and disbursements of the Trustee or the Committee, including the Trustee’s compensation, shall be paid by the Trust, unless such expenses are paid by the Company. However, normal brokerage charges, commissions, taxes and other costs incident to the purchase and sale of securities which are included in the cost of securities purchased, or charged against the proceeds in the case of sales, shall be charged to and paid out of Trust Assets. The Trustee shall be entitled to compensation as may be agreed upon in writing, from time to time, between the Committee and the Trustee; provided, however, that no person (serving as a fiduciary) who already receives full-time pay from the Company shall receive any compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

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K.          Liability of Trustee.

(1)         Except to the extent that the Trustee has acted with gross negligence or willful misconduct, the Company shall indemnify the Trustee (whether or not the Trustee has resigned or been removed) against any and all claims, liabilities, losses, damages, and expenses, including reasonable attorney, accountant, and other advisory fees (“Losses”), incurred as a result of:

(i)          any action or omission of the Trustee taken in good faith in accordance with any information, instruction, direction, or opinion given to the Trustee by the Company or the Committee, or any person or entity appointed by any of them and authorized to give any information, instruction, direction, or opinion to the Trustee;

(ii)         the failure of the Company or Committee, or any person or entity appointed by any of them to make timely disclosure to the Trustee of information necessary for the Trustee to fulfill its duties under this Agreement which any of them or any appointee knows or should know if it acted in a reasonably prudent manner; or

(iii)        any breach of fiduciary duty by the Company (to the extent the Company is a fiduciary), the Committee or any person or entity appointed by any of them, other than such a breach which is caused by any failure of the Trustee to perform its duties under this Trust Fund.

The duties and obligations of the Trustee shall be limited to those expressly imposed upon it by this Agreement or any later amendment agreed upon by the Parties. The Committee shall retain responsibility for administrative duties required under the Plan or applicable law, which are not expressly imposed upon or agreed to in writing by the Trustee.

(2)         The Trustee shall not be liable for the acts or omissions of the Committee except where the Trustee is acting as an Investment Manager or has appointed an affiliate as Investment Manager, and except with respect to any acts or omissions of the Committee in which the Trustee participates knowingly or which the Trustee knowingly undertakes to conceal, and which the Trustee knows or reasonably should know constitutes a breach of fiduciary responsibility.

(3)         As a directed Trustee, the Trustee shall have no responsibility to review or question the distribution instructions or the investment directions it receives from any authorized persons or to review any such investment directions regarding the acquisition, holding or disposition of any investment or to make any recommendations with respect to the disposition or continued retention of any such investment. When accepting and implementing investment directions, the Trustee will have no responsibility or liability for compliance with any applicable requirements in the Plan document or this Agreement concerning Plan investments or for any loss or diminution in value which results from the choice of investments for the Trust Fund. The Trustee will have no responsibility or liability for any action taken or not taken in reliance on the investment instructions of any person properly authorized to direct investments as described in Paragraph B.

(4)         The Committee shall not be liable for the acts or omissions of the Trustee except with respect to any acts or omissions of the Trustee in which the Committee participates knowingly or which the Committee knowingly undertakes to conceal, and which Committee knows or reasonably should know constitutes a breach of fiduciary responsibility.

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(5)         If at any time the Committee shall be incapable for any reason of giving instructions, directions or authorizations to the Trustee as provided in this Agreement, the Trustee may, without liability to itself, act without such instructions, directions or authorizations as it, in its discretion, shall deem appropriate or advisable under the circumstances for carrying out the provisions of the Plan or this Agreement.

(6)         Except to the extent that a Cal-Maine Indemnified Party (defined below) has acted with gross negligence or willful misconduct, the Trustee shall indemnify the Company and the Committee and their officers, employees and agents (“Cal-Maine Indemnified Parties”) against, and hold them harmless from Losses (as defined in Paragraph K(1)) which may be imposed on, incurred by or asserted against the Cal-Maine Indemnified Parties at any time by reason of the Trustee’s gross negligence, bad faith, willful misconduct or failure to fulfill its duties under this Agreement. This provision shall survive termination of this Agreement.

L.           Amendment and Termination.

(1)         The Company shall have the right at any time, by an instrument or in writing duly executed and acknowledged and delivered to the Trustee, to modify, alter or amend this Agreement, in whole or in part, and to terminate the Trust, in accordance with the express provisions of the Plan. The Company shall have the right, to the extent provided by law, to amend this Agreement retroactively to its effective date in order to satisfy initially the requirements of Section 401(a) of the Internal Revenue Code and to terminate this Agreement in the event of failure of the Internal Revenue Service, after application to determine that the 401(a) of the Internal Revenue Code. In no event, however, shall the duties, power or liabilities of the Trustee hereunder be changed without its prior written consent.

(2)         It is intended that this Trust and the Plan referred to herein constitute a qualified trust under Section 401(a) of the Internal Revenue Code. However, in the event that an initial favorable determination letter from the Internal Revenue Service is not obtained, all contributions, together with any income received or accrued thereon, less any benefits or expenses paid, shall, upon written direction of the Company, be returned to the Company, be returned to the Company, notwithstanding the provisions of the Trust, and the Trust shall then terminate.

M.          Irrevocability.

Subject to the provisions of Paragraph L, this Trust is declared to be irrevocable and at no time shall any part of the Trust Assets revert to be recoverable by the Company or by any participating Employer or be used for or be diverted to purposes other than for the exclusive benefit of Members or retired or terminated Members and their Beneficiaries. However, the Committee may, by notice in writing to the Trustee, direct that all or part of the Trust assets be transferred to a successor Trustee or Trustees under a Trust instrument which is for the exclusive benefit of such Members and their Beneficiaries and meets the requirements of Section 401(a) of the Internal Revenue Code, and thereupon the Trust Assets, or any part thereof, together with any outstanding loans and accrued interest attributable thereto, shall be paid over, transferred or assigned to said Trustee or Trustees free from the Trust created hereunder: provided, however, that no part of the Trust assets may be used to pay premiums or to make contributions of the Company or of any participating Employer under any other plan maintained by the Company or any participating Employer for the benefit of its Employees.

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N.           Resignation or Removal of Trustee.

(1)         Any Trustee may resign at any time upon thirty (30) days written notice to the Company. Any Trustee may be removed at any time by the Company upon thirty (30) days written notice to the Trustee. Upon the receipt of instructions or directions from the Company or the Committee with which a Trustee is unable or unwilling to comply, that Trustee may resign upon notice, in writing, to the Company or the Committee, given within a reasonable time, under the circumstances then prevailing, after the receipt of such instructions or directions, and notwithstanding any other provisions hereof; in that event, that Trustee shall have no liability to the Company, or any person interested herein for failure to comply with such instructions or directions. Upon resignation or removal of any Trustee, the Company shall appoint a successor Trustee (or Trustees). The successor Trustee shall have the same powers and duties as are conferred upon the Trustee hereunder, and the Trustee shall assign, transfer and pay over to such successor Trustee all the moneys, securities and other property then constituting the Trust assets, together with such records or copies thereof as may be necessary to the successor Trustee.

(2)         The Trustee shall not be required to make any transfer under this Paragraph N or the proceeding Paragraph M to a successor Trustee or Trustees unless and until it has been indemnified to its satisfaction against any expenses and liabilities both with respect to such transfer and with respect to any of its acts as Trustee prior to such transfer (except such expenses or liabilities due to or arising from its fraud, dishonesty, negligence or misconduct).

O.           Definition.

The definition of certain words in the Plan shall apply to this Agreement wherever applicable. Masculine pronouns refer to women as well as to men, and the singular or plural number shall each be deemed to include the other whenever the context so indicates.

P.           Miscellaneous.

(1)         So long as this Plan is in effect, all Employers shall file with the Internal Revenue Service and the Department of Labor, at the time and place required, the information required under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986. If this Trust and the Plan referred to herein, after initially qualifying as a tax exempt Trust under Section 401(a) of the Internal Revenue Code shall thereafter cease to be a qualified Trust by reason of some act or omission on the part of the Company, the Company agrees to indemnify Trustee and hold Trustee harmless against any liability it may incur for Federal, Estate or other taxes as a result of payments made from the Trust to Beneficiaries of deceased Members after it ceases to be a qualified trust.

(2)         In the event any provisions of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, but shall be fully severable and the Agreement shall be construed and enforced as if the illegal or invalid provision had never been inserted herein.

Q.           Acceptance.

The Trustee hereby accepts this Trust and agrees to hold the Trust Assets existing on the date of this Agreement and all additions and accretions thereto, subject to all the terms and conditions of this Agreement, which shall be interpreted and construed in accordance with the Employee Retirement Income Security Act of 1974 and any other applicable laws and to the extent not superseded by Federal laws, in accordance with the laws of the State of Georgia.

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IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be executed in duplicate on this the 28th day of March, 2012 to be effective April 1, 2012.

CAL-MAINE FOODS, INC.

By:	/s/ Adolphus B. Baker
President

COMPANY

SUNTRUST BANK

By:	/s/ Alan Leffingwell
Vice President

TRUSTEE

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